SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement   / / Confidential, for Use of the Commission
                                        Only (as Permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          TESORO PETROLEUM CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange  Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

/ /  $500 per each party to  the  controversy  pursuant  to  Exchange  Act  Rule
       14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:


     (4)  Date Filed:

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FOR IMMEDIATE RELEASE                                  Contact:  Greg Wright
                                                           (210) 283-2440



                      TESORO TO SEND SOLICITATION MATERIAL


     San Antonio, Texas -- Feb. 28, 1996 -- Tesoro Petroleum Corporation (NYSE:TSO) today announced that the Company will shortly be sending materials to all Tesoro shareholders in response to the dissident group's solicitation, and it urges shareholders not to take any action until they have read the Company's materials.

     Pursuant to the rules of the Securities and Exchange Commission, the following sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by its directors as of December 31, 1995.

                                                     Shares
                                                     ------
Robert J. Caverly. . . . . . . . . . . . . . . . . .9,000   (1)
Peter M. Detwiler. . . . . . . . . . . . . . . . . 14,715   (1)
Steven H. Grapstein. . . . . . . . . . . . . . .1,528,900   (1)(2)
Raymond K. Mason, Sr.. . . . . . . . . . . . . . . 23,428   (1)
John J. McKetta, Jr. . . . . . . . . . . . . . . . .7,565   (1)
Bruce A. Smith . . . . . . . . . . . . . . . . . . 94,018   (3)
Murray L. Weidenbaum . . . . . . . . . . . . . . . .7,000   (1)

__________________

(1) The shares shown for Mr. Caverly, Mr. Detwiler, Mr. Grapstein, Mr. Mason, Dr. McKetta and Dr. Weidenbaum include 6,000 shares each which such directors had the right to acquire through the exercise of stock options on December 31, 1995, or within 60 days thereafter.

(2) The shares shown include 1,522,900 shares of the Company's Common Stock owned by Oakville N.V. Mr. Grapstein is an officer of Oakville N.V. As an officer, Mr. Grapstein shares voting and investment power with respect to such shares.

(3) The shares shown include 1,304 shares credited to Mr. Smith's account under the Company's Thrift Plan and 80,866 shares which Mr. Smith had the right to acquire through the exercise of stock options on December 31, 1995, or within 60 days thereafter.

    Tesoro Petroleum Corporation is a natural resource company engaged in natural gas exploration and production, petroleum refining and marketing, and wholesale marketing of fuel and lubricants.



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